Exhibit 10.2

First Amendment

to

GlobalSantaFe Supplemental Executive Retirement Plan,

As Amended and Restated Effective as of July 1, 2002

This is the First Amendment to the GlobalSantaFe Supplemental Executive Retirement Plan (the “SERP”).

1. The next-to-last sentence under the definition of “Service” in Article II is hereby amended to read, in its entirety, as follows:

“With respect to any Participant who receives a severance payment in the form of a lump sum or sums, instead of a severance payment in the form of salary continuation, “Service” shall include the period following termination of employment with respect to which the lump sum or sums would be deemed to accrue pursuant to the definition of “Basic Earnings” in this Article II.”

2. The last sentence of under section 3.5 of Article III is hereby amended to read as follows:

“With respect to a Participant who has not yet attained age 55, the payment will be calculated on the basis of the subsidized Early Retirement Benefit that the Participant would have earned at age 55, discounted to present value (using the Applicable Rate) based on the Participant’s imputed age;…”

3. Under Article II, the definition of Lump-Sum Equivalent is hereby amended to add the following sentence at the end of the definition:

“In the event that age is increased by the salary and/or bonus continuation period (“imputed years”), the lump sum payment will be discounted by the number of imputed years using interest only at the Applicable Rate.”

IN WITNESS WHEREOF, this First Amendment to the SERP has been executed on this 21st day of July, 2007.

GLOBALSANTAFE CORPORATE SERVICES INC.

/s/ Walter A. Baker

Walter A. Baker

Vice President

AND, FURTHER, has been executed in accordance with Section 4.6 of the SERP on this 21st day of July, 2007.

GLOBALSANTAFE CORPORATION

/s/ Jon A. Marshall

Jon A. Marshall

President and Chief Executive Officer